SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): June 21, 2004
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                               CAPITAL TRUST, INC.
                               -------------------
             (Exact Name of Registrant as specified in its charter)





           Maryland                      1-14788                94-6181186
-----------------------         ------------------------  ----------------------
(State or other jurisdiction         (Commission File         (IRS Employer
     of incorporation)                    Number)            Identification No.)



                 410 Park Avenue, 14th Floor, New York, NY 10022
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 655-0220
                                                          ---------------


                                       N/A
                                 --------------
         (Former name or former address, if changed since last report):


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

      99.1  Press Release, dated June 21, 2004.


Item 9.  Regulation FD Disclosure.

      On June 21, 2004, Capital Trust, Inc. (the "Company") issued a press release announcing that it had completed the second closing of the direct public offering of its class A common stock, par value $0.01 per share (the "Common Stock"), and warrants (the "Warrants"), to designated controlled affiliates of
W. R. Berkley Corporation ("Berkley"). Pursuant to a Securities Purchase Agreement (the "Purchase Agreement") signed May 11, 2004, Berkley bought 325,000 shares of Common Stock for a total purchase price of $7,605,000. In addition, the previously issued Warrants became exercisable on June 17, 2004 when the issuance of the underlying shares was approved by shareholders at the Company's annual meeting. The Warrants have an exercise price of $23.40 per share and expire on December 31, 2004. On May 11, 2004, pursuant to the Purchase Agreement, the Company sold 1,310,000 shares of Common Stock and the Warrants to purchase 365,000 shares of Common Stock to Berkley for a total price of $30,654,000.

      The press release is furnished herewith as Exhibit 99.1. The information in Item 9 of this Current Report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is being furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of the section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                               CAPITAL TRUST, INC.


                               By: /s/ John R. Klopp
                                  ------------------
                                  Name:  John R. Klopp
                                  Title: Chief Executive Officer




Date: June 21, 2004

                                  Exhibit Index



       Exhibit Number  Description
       --------------  -----------

      99.1             Press Release, dated June 21, 2004.